Exhibit 32.1

Certification, Chief Executive Officer and Chief Financial Officer Pursuant To
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of National Storage Affiliates Trust (the “Company”) on Form 10-K for the period ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Arlen D. Nordhagen, Chairman of the Board of Trustees and Chief Executive Officer of the Company, and I, Tamara D. Fischer, President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 26, 2019

By:	/s/ Arlen D. Nordhagen
Arlen D. Nordhagen
Chairman of the Board of Trustees and Chief Executive Officer

By:	/s/ Tamara D. Fischer
Tamara D. Fischer
President and Chief Financial Officer

Pursuant to the Securities and Exchange Commission Release 33-8238, dated June 5, 2003, this certification is being furnished and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any registration statement of the Company filed under the Securities Act of 1933, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.